EXHIBIT (9)

                   Opinion and Consent of Robert-John H. Sands



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                                     ACACIA NATIONAL LIFE INSURANCE COMPANY LOGO
                                                                THE ACACIA GROUP
                                                 7315 Wisconsin Avenue Bethesda,
                                                  Maryland 20814  (301) 280-1000



April 12, 2001


Acacia National Life Insurance Company
7315 Wisconsin Avenue
Bethesda, Maryland  20814

Gentlemen:

With reference to Post-Effective Amendment No. 7 to Registration Statement Number 333-03963 on Form N-4, filed by Acacia National Life Insurance Company and Acacia National Variable Annuity Separate Account II with the Securities and Exchange Commission covering flexible premium annuity policies, I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. Acacia National Life Insurance Company is duly organized and validly existing under the laws of the Commonwealth of Virginia and has been duly authorized by the Insurance Department of the Commonwealth of Virginia to issue variable annuity policies.

2. Acacia National Variable Annuity Separate Account II is a duly authorized and existing separate account established pursuant to the provisions of Virginia, ss.38.2-3113.

3. The flexible premium variable annuity policies, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of Acacia National Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to said Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


Sincerely,


/S/ Robert-John Sands

Robert-John H. Sands
Senior Vice President, Corporate Secretary and General Counsel





Acacia Mutual Holding Corporation, Acacia Financial Group, Ltd., Acacia Life Insurance Company, Acacia
National Life Insurance Company, Acacia Financial Corporation, Calvert Group, Ltd., Acacia Federal Savings
Bank, Enterprise Resources, LLC, Acacia Realty Corporation,
The Advisors Group, Inc.
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NATIONAL HEADQUARTERS, Washington, DC